                                                                   Exhibit 2

                                VOTING AGREEMENT

         This Voting Agreement is dated as of May 30, 2001, among Minntech Corporation, a Minnesota corporation (the "Company"), and each of the persons and entities listed on Annex B hereto, each of whom are stockholders (collectively the "Buyer Stockholders" and individually each a "Buyer Stockholder") of Cantel Medical Corp. a Delaware corporation (the "Buyer").

                                    RECITALS

         The Company, Buyer, and Canopy Merger Corp., a wholly owned subsidiary of Buyer ("Buyer Subsidiary"), are entering into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"), pursuant to which Buyer Subsidiary shall merge (the "Merger") with and into the Company and the existing shareholders of the Company shall receive cash and common stock of Buyer ("Buyer Common Stock") in exchange for their shares of common stock of the Company.

         Each Buyer Stockholder is a director, executive officer, or significant stockholder of the Buyer.

         Because more than 20% of the outstanding Buyer Common Stock will be held by shareholders of the Company immediately after the Merger pursuant to the terms of the Merger Agreement, regulations of the National Association of Securities Dealers require an affirmative vote of the stockholders of Buyer prior to the issuance of Buyer Common Stock to shareholders of the Company in the Merger.

         The execution and delivery of this Agreement is a condition precedent to the Company entering into the Merger Agreement.

                                    AGREEMENT

         Now, therefore, the parties hereby agree as follows:

         1.       VOTING; PROXY.

                  (a) During the term of this Agreement, at each meeting of the Buyer's stockholders convened to consider and vote upon the issuance of Buyer Common Stock pursuant to the Merger Agreement, each Buyer Stockholder agrees to vote (to the extent not voted by the person or persons appointed under the proxy granted under Section 1(b)) all shares of Buyer Common Stock owned of record by him or her at the record date for the vote (including, except for any shares for which the Buyer Stockholder's sole voting power results from his or her having been named as proxy pursuant to the proxy solicitation conducted by the Buyer in connection with the meeting, any shares of Buyer Common Stock over which the Buyer Stockholder has voting power, by contract or otherwise) in favor of the issuance of Buyer Common Stock to the shareholders of the Company pursuant to the Merger Agreement.

                  (b) Each Buyer Stockholder acknowledges that he or she has executed and delivered to the Company an irrevocable proxy in the form of Annex A hereto.

         2. NO TRANSFER. During the term of this Agreement, each Buyer Stockholder agrees that he or she shall not sell, pledge, assign, or otherwise transfer, or authorize, propose, or agree to the sale, pledge, assignment, or other transfer of, any of his or her shares of Buyer Common Stock, unless (a) at least two business days' written notice of the proposed transfer is provided to the Company and (b) the intended transferee agrees in writing to be bound by this Agreement as if he or she were a Buyer Stockholder.

         3. REPRESENTATIONS AND WARRANTIES. Each Buyer Stockholder, severally and not jointly, represents and warrants to the Company with respect to himself or herself as follows:

                  (a) AUTHORITY. He or she has the requisite power and authority to enter into this Agreement, to perform his or her obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by him or her and constitutes his or her valid and binding obligation, enforceable against him or her in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting the enforcement of creditors' rights generally, and except for judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies.

                  (b) TITLE; AUTHORITY TO VOTE SHARES. He or she owns of record and has voting power over the number of shares of Buyer Common Stock set forth beside his or her name on Annex B hereto; and such shares are held by him or her free and clear of all liens, charges, pledges, restrictions, and encumbrances that would prevent him or her from performing his or her obligations hereunder.

                  (c) NONCONTRAVENTION. Neither his or her execution and delivery of this Agreement, nor his or her consummation of any of the transactions contemplated hereby, nor his or her compliance with any of the provisions hereof will violate, conflict with, or result in a breach of, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in the termination or suspension of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien upon, any of his or her properties or assets under any agreement or instrument to which he or she is a party or any statute, rule, regulation, judgment, order, decree, or other legal requirement applicable to him or her.

                  (d) LITIGATION. (i) There is no claim, action, proceeding, or investigation pending or, to his or her knowledge, threatened against or relating to him or her before any court or governmental or regulatory authority or body (including the National Association of Securities Dealers, Inc.), and (ii) he or she is not subject to any outstanding order, writ, injunction, or decree, that, in the case of clause (i) or (ii), if determined adversely, would prohibit him or her from performing his or her obligations hereunder.

         4. TERMINATION. This Agreement shall terminate automatically and without further action on behalf of any party at the earlier of (a) the Effective Time or (b) the date and time the Merger Agreement is terminated pursuant to its terms. In the event of a termination of this Agreement pursuant to this Section 4, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party; PROVIDED, HOWEVER, that nothing herein shall release any party from any liability for any breach of this Agreement. If this Agreement is terminated, the proxies of the Buyer Stockholders delivered under Section 1(b) hereof shall also terminate and be of no further force or effect, and the Company shall promptly return the proxies to the respective Buyer Stockholders.

         5. DIRECTOR MATTERS EXCLUDED. The Company acknowledges and agrees that with respect to each Buyer Stockholder that is a member of Buyer's Board of Directors, no provision of this Agreement shall limit or otherwise restrict such Buyer Stockholder with respect to any act or omission that he may undertake or authorize in his capacity as a member of Buyer's Board of Directors, including, without limitation, any vote that such Buyer Stockholder may make as a director of the Buyer with respect to any matter presented to Buyer's Board of Directors.

         6.       MISCELLANEOUS.

                  (a) NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, effective when delivered, or if delivered by express delivery service, effective when delivered, or if mailed by registered or certified mail (return receipt requested), effective three business days after mailing, or if delivered by telecopy, effective when telecopied with confirmation of receipt, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                           If to a Buyer Stockholder at the address and/or telecopy number set forth under his or her name on Annex B hereto;

                           If to Company to:

                           Minntech Corporation
                           14605 28th Avenue North
                           Minneapolis, Minnesota 55447
                           Telecopy:  (763) 553-3387
                           Telephone: (763) 553-3382
                           Attention:  Barbara A. Wrigley, Esq.

                  (b) INTERPRETATION. The headings contained in this Agreement are for reference purposes only and do not affect the interpretation of this Agreement.

                  (c) COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered the same agreement.

                  (d) ENTIRE AGREEMENT. This Agreement (including the documents and instruments referred to herein, and the Merger Agreement), constitutes the entire agreement and supersedes all prior and contemporaneous agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

                  (e) SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law.

                  (f) GOVERNING LAW. This Agreement shall be governed by Delaware law, without regard to the principles of conflicts of law.

                  (g) ASSIGNMENT. Neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by any party, whether by operation of law or otherwise, without the express written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors, heirs, legal representatives, and permitted assigns. The representations, agreements, and obligations of the Buyer Stockholders contained herein shall survive the death or incapacity of any Buyer Stockholder and shall be binding upon the heirs, personal representatives, successors, and assigns of each Buyer Stockholder.

                  (h) REMEDIES. In addition to all other remedies available, the parties agree that, in the event of a breach by a party of any of its obligations hereunder, the non-breaching party shall be entitled to specific performance or injunctive relief.

                  (i) DEFINED TERMS. All capitalized terms used but not defined herein have the meanings given them in the Merger Agreement.

            IN WITNESS WHEREOF, each of the parties have signed this Agreement as of the date first written above.


                                       MINNTECH CORPORATION


                                       By /s/ Barbara A. Wrigley
                                          --------------------------------------
                                           Its Executive Vice President


                                       /s/ Charles M. Diker
                                       -----------------------------------------
                                       Charles M. Diker

                                       /s/ Alan J. Hirschfield
                                       -----------------------------------------
                                       Alan J. Hirschfield

                                       /s/ Bruce Slovin
                                       -----------------------------------------
                                       Bruce Slovin

                                       /s/ James P. Reilly
                                       -----------------------------------------
                                       James P. Reilly

                                       /s/ Valerie T. Diker
                                       -----------------------------------------
                                       Valerie T. Diker

                                       /s/ Ann Reilly
                                       -----------------------------------------
                                       Ann Reilly

                                       Trust For Patricia Helen Diker (8/31/87)

                                       By /s/ Charles M. Diker
                                       -----------------------------------------
                                           Its Trustee

                                       Trust For Mark Norman Diker (8/14/87)

                                       By /s/ Charles M. Diker
                                          --------------------------------------
                                           Its Trustee

                                       Trust For Bruce Daniel Diker (10/1/87)

                                       By /s/ Charles M. Diker
                                          --------------------------------------
                                           Its Trustee

                                                                         ANNEX A

                                IRREVOCABLE PROXY

         The undersigned, revoking any proxy heretofore given, hereby constitutes and appoints each of William Hope and Barbara A. Wrigley the true and lawful attorney, with full power of substitution, for and in the name of the undersigned to vote, at any time before the Termination (defined below), all shares of common stock of Cantel Medical Crop., a Delaware corporation ("Buyer"), or other shares of capital stock of Buyer entitled to vote on the business to be transacted, (1) registered in the name of the undersigned at the record date for such vote, or (2) except as set forth below, over which the undersigned has voting power by power of attorney or other contractual arrangements with the owner of record (collectively, the "Shares"), at any meeting of the stockholders of the Buyer, and at all adjournments thereof, and pursuant to any consent of the stockholders in lieu of a meeting or otherwise, in favor of the issuance of shares of common stock of Buyer by Buyer to the shareholders of Minntech Corporation, a Minnesota corporation (the "Company"), pursuant to the Agreement (defined below).

         This Proxy is given only with respect to the approval of the issuance of shares of common stock of Buyer by Buyer to shareholders of the Company contemplated by the Agreement and Plan of Merger among the Company, Buyer, and Canopy Merger Corp., a wholly owned subsidiary of Buyer, dated as of May 30, 2001 (the "Agreement"). The undersigned may vote the Shares on all other matters. This Proxy is given to induce the Company to enter into the Agreement, is coupled with an interest, and is irrevocable; PROVIDED, HOWEVER, that this Proxy shall terminate automatically and without further action on behalf of the undersigned upon the termination of the Voting Agreement, dated as of the date hereof, among the Company and each of the persons and entities listed on Annex B thereto (the "Termination").

         Notwithstanding clause (2) of the first paragraph above, this Proxy shall not include any shares of capital stock of the Buyer that are not subject to clause (1) of the first paragraph above for which the undersigned's only voting power results from the undersigned having been named as proxy pursuant to the proxy solicitation conducted by the Buyer's Board of Directors in connection with a special or annual meeting of the stockholders of the Buyer and over which the undersigned does not otherwise have voting power with respect thereto.

         The undersigned hereby ratifies and confirms all that the proxies named herein may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand as of this 30th day of May, 2001.


                                         ---------------------------------------

                                                                         ANNEX B


                                                  Number of Shares of Buyer
                        Name                              Common Stock
-----------------------------------------         -------------------------
Charles M. Diker
One New York Plaza-31st Floor                     824,133
New York, New York 10004
Phone:   212-908-9556
Fax:     212-908-0176

Alan J. Hirschfield                               196,333
3490 Clubhouse Drive-Suite 205
Wilson, Wyoming 83014
Phone:   307-733-7332
Fax:     307-733-4935

Bruce Slovin                                      150,000
35 East 62nd Street
New York, New York 10021
Phone:   212-572-5180
Fax:     212-572-8613

James P. Reilly                                   113,450
Cantel Medical Corp.
150 Clove Road-9th Floor
Little Falls, New Jersey 07424
Phone:   973-890-7220
Fax:     973-890-7270

Valerie T. Diker                                  154,875
One New York Plaza-31st Floor
New York, New York 10004
Phone:   212-908-9556
Fax:     212-908-0176

Ann Reilly                                        87,115
Cantel Medical Corp.
150 Clove Road-9th Floor
Little Falls, New Jersey 07424
Phone:   973-890-7220
Fax:     973-890-7270

Trust For Patricia Helen Diker (8/31/87)          54,333
One New York Plaza-31st Floor
New York, New York 10004
Phone:   212-908-9556
Fax:     212-908-0176


Trust For Mark Norman Diker (8/4/87)              54,333
One New York Plaza-31st Floor
New York, New York 10004
Phone:   212-908-9556
Fax:     212-908-0176

Trust for Bruce Daniel Diker (10/1/87)            51,833
One New York Plaza-31st Floor
New York, New York 10004
Phone:   212-908-9556
Fax:     212-908-0176